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             [BLAU, KRAMER, WACTLAR & LIEBERMAN, P.C. LETTERHEAD]





                                        August 31, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:       Vasomedical, Inc.
          Registration Statement on Form S-3

Gentlemen:

          Reference is made to the filing by Vasomedical, Inc. (the "Company") of a Registration Statement (the "Registration Statement") on Form S-3 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 14,833,418 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock").

          As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-laws, as amended, its corporate minutes, the form of its Common Stock certificate and such other documents as we have deemed necessary or relevant under the circumstances.

          Based upon our examination, we are of the opinion that:

    1. The Company is duly organized and validly existing under the laws of the State of Delaware.

    2.    The 2,505,000 previously issued shares of Common Stock covered by the Registration Statement have been legally issued, fully paid and are non-assessable and the 12,328,418 shares of Common Stock issuable upon conversion of debentures or exercise of warrants will be, when converted or exercised pursuant to their terms, legally issued, fully paid and non-assessable.
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Securities and Exchange Commission
August  31, 1995
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         We hereby consent to be named in the Registration Statement and in the prospectus which constitutes a part thereof as counsel of the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                     Very truly yours,


                                     /s/ BLAU, KRAMER, WACTLAR & LIEBERMAN, P.C.
                                     -------------------------------------------
                                     BLAU, KRAMER, WACTLAR &
                                       LIEBERMAN, P.C.